MONEYLION INC.
OMNIBUS INCENTIVE PLAN

RSU GRANT NOTICE

MoneyLion Inc., a Delaware corporation (the “Company”), pursuant to its Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) an Award of RSUs indicated below, which RSUs shall be subject to vesting based on the Participant’s continued employment or service with the Company or, if different, the Affiliate employing or retaining the Participant (the “Employer”), as provided herein. This award of RSUs, together with any accumulated Dividend Equivalents as provided herein (the “Award”) is subject to all of the terms and conditions as set forth herein, and in the Amended and Restated RSU Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this RSU Grant Notice (the “Notice”) and the Agreement.

Participant:	Richard Correia
Employee ID:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:

Subject to the terms of the Plan, the RSUs shall vest under the following schedule: 1/12 of the RSUs vest on the 15th day of each third month following the Vesting Commencement Date (each, a “Vesting Date”); provided, in each case, that the Participant remains continuously as an Employee or Consultant of the Employer throughout each such Vesting Date.

By the Participant’s submission of electronic acceptance of the Award or, if required by applicable law, by the Participant’s signature, the Participant agrees to be bound by the terms of this Notice, the Plan and the Agreement. The Participant has reviewed the Plan, this Notice and the Agreement in their entirety and fully understands all provisions of the Plan, this Notice and the Agreement. The Participant hereby agrees to accept as final and binding all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice or the Agreement.

1

EXHIBIT A

MONEYLION INC.
OMNIBUS INCENTIVE PLAN

AMENDED AND RESTATED RSU AGREEMENT

The Participant has been granted an Award (the “Award”) of RSUs as of the “Grant Date” (the “Grant Date”) set forth in the Notice of RSU Award (the “Notice”) pursuant to the MoneyLion Inc. Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), the Notice and this Amended and Restated RSU Agreement (this “Agreement”), effective as of July 30, 2024. Except as otherwise indicated, any capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Plan or in the Notice.

1.
Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.
Vesting Dates. Subject to Section 3 and Section 4 of this Agreement, the Award shall vest on the dates set forth in the Notice. Except as explicitly set forth below, vesting will cease upon the Participant’s Termination of Service. Any RSUs that did not become vested prior to the Participant’s Termination of Service or that do not become vested according to the provisions in Section 3 and Section 4 of this Agreement shall be forfeited immediately following the date of the Participant’s Termination of Service.
3.
Termination of Service.
(a)
Termination by the Company without Cause; Termination by Participant for Good Reason; Termination due to Death or Disability: In the event of the Participant’s Termination of Service by the Company or the Employer without Cause or by the Participant for Good Reason, any unvested RSUs that would have vested in the one-year period following such Termination of Service will vest as on the date of the Participant’s Termination of Service, conditioned on the Participant delivering to the Company, and failing to revoke, a signed release of claims acceptable to the Company within sixty (60) days following the date of the Participant’s Termination of Service. Any unvested RSUs that do not vest in accordance with the previous sentence will be forfeited and canceled in their entirety without any payment or consideration being due from the Company or the Employer.
(b)
Termination of Service for any Other Reason. In the event of the Participant’s Termination of Service for any reason other than as set forth in Sections 3(a) and 3(c), any RSUs that are not vested as of the date of such Termination of Service will be forfeited.
(c)
Termination of Service for Cause. In the event of the Participant’s Termination of Service by the Company or the Employer for Cause, the RSUs, whether vested or unvested, will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company or the Employer.

(d)
Definitions. For purposes of this Agreement, the following terms will have the meaning set forth below:
(i)
“Disability” shall mean, unless otherwise defined in the Participant’s Service Agreement, any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Committee.
(ii)
“Good Reason” shall mean, unless as otherwise defined in the Participant’s Service Agreement, in the absence of the written consent of the Participant, any of the following: (i) a materially adverse alteration in the nature of the Participant’s duties and/or responsibilities, titles or authority; or (ii) the relocation of the Participant’s principal place of employment to a location more than thirty (30) miles from the Participant’s then-current principal place of employment. Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless the Participant gives the Company written notice within 30 days after the occurrence of the event which the Participant believes constitutes the basis for Good Reason, specifying the particular act or failure to act which the Participant believes constitutes the basis for Good Reason. If the Company fails to cure such act or failure to act within 30 days after receipt of such notice, the Participant must terminate his employment for Good Reason within 30 days of the expiration of such 30-day Company cure period by written notice to the Company.
4.
Change in Control. In the event of a Change in Control (which shall include the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 10, 2024, by and among Gen Digital Inc. (“Gen”), a Delaware corporation, Maverick Group Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Gen, and the Company) and the Participant’s RSUs are assumed or substituted in connection with such Change in Control (including, without limitation, a substitution for a cash-based award), the RSUs shall remain outstanding and continue on the same vesting schedule, provided that if the Participant experiences a Termination of Service (x) by the Company without Cause or due to death or Disability or (y) by the Participant for Good Reason, in each case within twenty-four (24) months following a Change in Control, then the Participant’s unvested RSUs will vest on the date of the Participant’s Termination of Service, conditioned on the Participant delivering to the Company, and failing to revoke, a signed release of claims acceptable to the Company within sixty (60) days following the date of the Participant’s Termination of Service. In the event that the Participant’s RSUs are not assumed or substituted in connection with a Change in Control, any unvested RSUs will vest on the date of the Change in Control.
5.
Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

6.
Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 45 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
7.
Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 45 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.
Responsibility for Taxes.
(a)
The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)
Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents to satisfy any applicable withholding obligations with regard to all Tax-Related Items through a procedure whereby the Company shall instruct a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items. The requirement to “sell to cover” is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(c)
Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)
Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
9.
Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate (including the Employer) or (c) any calculation of base pay or regular pay for any purpose.
10.
Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.
Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.
Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

MoneyLion Inc.

249 West 17th Street, Floor 4

New York, NY 10011
Attention: [ ]
Email: [ ]

If to the Participant, to the address of the Participant on file with the Company.

13.
No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate (including the Employer).
14.
No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
15.
Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
16.
Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
17.
Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
18.
Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

19.
Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
20.
Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
21.
Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s or the Employer’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company or the Employer.
22.
Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
23.
Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
24.
Section 409A and Section 457A. To the extent the Committee determines that any payment under this Agreement is subject to Section 409A or Section 457A of the Code, the provisions of Section 19 of the Plan (including, without limitation, the six-month delay relating to “specified employees”) shall apply.
25.
References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.

MONEYLION INC.

By: ___________________________

Name:

Title: Authorized Signatory

PARTICIPANT

Name:

[SIGNATURE PAGE TO RSU AGREEMENT]